Exhibit 99.1

Cirrus Logic Reports Q1 FY20 Revenue of $238.3 Million

Revenue at the High End of Guidance Due to Demand for Handset Products

AUSTIN, Texas--(BUSINESS WIRE)--July 31, 2019--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-performance, low-power ICs for audio, voice and other signal-processing applications, today posted on its website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the first quarter fiscal year 2020, which ended June 29, 2019, as well as the company’s current business outlook.

“Cirrus Logic reported revenue for the June quarter at the high-end of guidance as we experienced solid demand for amplifiers and smart codecs shipping in handsets,” said Jason Rhode, president and chief executive officer. “We remain focused on product development execution, increasing penetration of new and existing customers and continuing to capitalize on demand for low-power, low-latency audio, voice and other signal-processing components, which we believe will position the company for long-term success.”

Reported Financial Results – First Quarter FY20

  Revenue of $238.3 million;
  GAAP and non-GAAP gross margin of 51.4 percent and 51.5 percent, respectively;
  GAAP operating expenses of $118.4 million and non-GAAP operating expenses of $99.6 million; and
  GAAP earnings per share of $0.08 and non-GAAP earnings per share of $0.35.

A reconciliation of GAAP to non-GAAP financial information is included in the tables accompanying this press release.

Business Outlook – Second Quarter FY20

  Revenue is expected to range between $300 million and $340 million;
  GAAP gross margin is expected to be between 51 percent and 53 percent; and
  Combined GAAP R&D and SG&A expenses are expected to range between $118 million and $124 million, which includes approximately $13 million in stock-based compensation and $7 million in amortization of acquired intangibles.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (416) 621-4642, or toll-free at (800) 585-8367 (Access Code: 8745219).

Cirrus Logic, Inc.

Cirrus Logic is a leader in high-performance, low-power ICs for audio, voice and other signal-processing applications. Cirrus Logic’s products span the entire audio signal chain, from capture to playback, providing innovative products for the world’s top smartphones, tablets, digital headsets, wearables and emerging smart home applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Cirrus Logic, Cirrus and the Cirrus Logic logo are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, diluted share count, operating income and profit, operating expenses, gross margin and profit, tax expense and effective tax rate impact on earnings per share, and effective tax rate. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements including our statements about our future growth opportunities, along with estimates for the second quarter fiscal year 2020 revenue, gross margin, combined research and development and selling, general and administrative expense levels, stock compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates, and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the second quarter of fiscal year 2020, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the risk factors listed in our Form 10-K for the year ended March 30, 2019 and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Summary financial data follows:

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended

	Jun. 29,	Mar. 30,	Jun. 30,
	2019	2019	2018
	Q1'20	Q4'19	Q1'19
Portable products	$202,938	$207,099	$212,260
Non-portable and other products	35,315	33,342	42,223
Net sales	238,253	240,441	254,483
Cost of sales	115,759	115,802	129,924
Gross profit	122,494	124,639	124,559
Gross margin	51.4%	51.8%	48.9%

Research and development	88,830	92,251	97,932
Selling, general and administrative	29,520	30,194	32,784
Gain on sale of assets	-	(4,913)	-
Total operating expenses	118,350	117,532	130,716

Income (loss) from operations	4,144	7,107	(6,157)

Interest income	2,285	2,248	1,447
Other (expense) income	(378)	(150)	210
Income (loss) before income taxes	6,051	9,205	(4,500)
Provision (benefit) for income taxes	1,433	3,048	(228)
Net income (loss)	$4,618	$6,157	$(4,272)

Basic earnings (loss) per share:	$0.08	$0.10	$(0.07)
Diluted earnings (loss) per share:	$0.08	$0.10	$(0.07)

Weighted average number of shares:
Basic	58,540	59,031	61,462
Diluted	60,258	60,199	61,462

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended

	Jun. 29,	Mar. 30,	Jun. 30,
	2019	2019	2018
Net Income (Loss) Reconciliation	Q1'20	Q4'19	Q1'19
GAAP Net Income (Loss)	$4,618	$6,157	$(4,272)
Amortization of acquisition intangibles	7,228	7,228	13,266
Stock-based compensation expense	11,786	12,583	12,794
Gain on asset sale	-	(4,913)	-
Adjustment to income taxes	(2,803)	1,202	(3,926)
Non-GAAP Net Income	$20,829	$22,257	$17,862

Earnings (Loss) Per Share Reconciliation
GAAP Diluted earnings (loss) per share	$0.08	$0.10	$(0.07)
Effect of Amortization of acquisition intangibles	0.12	0.12	0.21
Effect of Stock-based compensation expense	0.20	0.21	0.20
Effect of Gain on asset sale	-	(0.08)	-
Effect of Adjustment to income taxes	(0.05)	0.02	(0.06)
Non-GAAP Diluted earnings per share	$0.35	$0.37	$0.28

Diluted Shares Reconciliation
GAAP Diluted shares	60,258	60,199	61,462
Effect of weighted dilutive shares	-	-	1,723

Non-GAAP Diluted shares	60,258	60,199	63,185

Operating Income (Loss) Reconciliation
GAAP Operating Income (Loss)	$4,144	$7,107	$(6,157)
GAAP Operating Profit (Loss)	2%	3%	-2%
Amortization of acquisition intangibles	7,228	7,228	13,266
Stock-based compensation expense - COGS	241	288	199
Stock-based compensation expense - R&D	7,240	8,270	7,250
Stock-based compensation expense - SG&A	4,305	4,025	5,345
Gain on asset sale	-	(4,913)	-
Non-GAAP Operating Income	$23,158	$22,005	$19,903
Non-GAAP Operating Profit	10%	9%	8%

Operating Expense Reconciliation
GAAP Operating Expenses	$118,350	$117,532	$130,716
Amortization of acquisition intangibles	(7,228)	(7,228)	(13,266)
Stock-based compensation expense - R&D	(7,240)	(8,270)	(7,250)
Stock-based compensation expense - SG&A	(4,305)	(4,025)	(5,345)
Gain on asset sale	-	4,913	-
Non-GAAP Operating Expenses	$99,577	$102,922	$104,855

Gross Margin/Profit Reconciliation
GAAP Gross Profit	$122,494	$124,639	$124,559
GAAP Gross Margin	51.4%	51.8%	48.9%
Stock-based compensation expense - COGS	241	288	199
Non-GAAP Gross Profit	$122,735	$124,927	$124,758
Non-GAAP Gross Margin	51.5%	52.0%	49.0%

Effective Tax Rate Reconciliation
GAAP Tax Expense (Benefit)	$1,433	$3,048	$(228)
GAAP Effective Tax Rate	23.7%	33.1%	5.1%
Adjustments to income taxes	2,803	(1,202)	3,926
Non-GAAP Tax Expense	$4,236	$1,846	$3,698
Non-GAAP Effective Tax Rate	16.9%	7.7%	17.2%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$0.02	$0.05	$-
Adjustments to income taxes	0.05	(0.02)	0.06
Non-GAAP Tax Expense	$0.07	$0.03	$0.06

CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Jun. 29,	Mar. 30,	Jun. 30,
	2019	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$198,077	$216,172	$186,459
Marketable securities	52,350	70,183	39,877
Accounts receivable, net	111,497	120,656	126,604
Inventories	146,317	164,733	173,063
Other current assets	55,834	53,239	49,118
Total current Assets	564,075	624,983	575,121

Long-term marketable securities	205,079	158,968	159,334
Right-of-use lease assets	146,035	-	-
Property and equipment, net	182,042	186,185	195,804
Intangibles, net	62,496	67,847	99,366
Goodwill	286,370	286,241	287,042
Deferred tax asset	9,394	8,727	15,985
Other assets	14,625	19,689	34,151
Total assets	$1,470,116	$1,352,640	$1,366,803

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$60,408	$48,398	$53,655
Accrued salaries and benefits	23,416	29,289	22,924
Other accrued liabilities	47,382	37,853	42,065
Total current liabilities	131,206	115,540	118,644

Non-current lease liability	137,180	-	-
Non-current income taxes	79,484	78,309	94,612
Other long-term liabilities	4,996	18,551	26,451

Stockholders' equity:
Capital stock	1,375,777	1,363,736	1,325,287
Accumulated deficit	(258,899)	(222,430)	(184,673)
Accumulated other comprehensive income (loss)	372	(1,066)	(13,518)
Total stockholders' equity	1,117,250	1,140,240	1,127,096
Total liabilities and stockholders' equity	$1,470,116	$1,352,640	$1,366,803

Prepared in accordance with Generally Accepted Accounting Principles

Contacts

Thurman K. Case
Chief Financial Officer
Cirrus Logic, Inc.
(512) 851-4125
Investor.Relations@cirrus.com